SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 15, 2007, is entered into by and between U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company"), and the Buyer listed on Schedule I attached hereto ("Buyer").

                                   WITNESSETH:

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation S ("Regulation S") as promulgated by the U.S. Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act; and

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase the number of shares of common stock, par value $0.001 per share ("Common Stock"), plus warrants exercisable at $0.01 per share as set forth below for an aggregate purchase price of $6,600,000 (the "Purchase Price") at such times and upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

      (a) PURCHASE OF SHARES AND WARRANTS. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase and the Company agrees to sell and issue to the Buyer a total of 8,000,000 shares of Common Stock (the "Shares"), plus warrants to purchase up to 14,000,000 shares of Common Stock (the "Warrants") on October 15, 2007 (the "Closing Date"). The Warrants shall have an exercise price of $0.01 per share, shall have a cashless exercise provision and shall contain all other standard terms and conditions as are set forth on Exhibit "B" attached hereto.

      Upon execution hereof by the Buyer, the Buyer shall wire transfer the Purchase Price for the Closing in same-day funds to the trust account of the Company's legal counsel as provided on Exhibit "A" attached hereto.

      (b) ADDITIONAL WARRANTS. The Company agrees to issue and deliver to the Buyer at the Closing warrants to purchase an aggregate of 14,700,000 shares of Common Stock (the "Additional Warrants") in the form attached hereto as Exhibit "B". The Additional Warrants shall have an exercise price equal to $0.01 per share. The Additional Warrants shall be immediately exercisable and shall expire five (5) years from the Closing Date. Any shares of Common Stock issuable upon exercise of the Warrants or the Additional Warrants (and such shares when issued) are herein referred to as the "Warrant Shares".

      (c) SUBSTITUTE SECURITIES. The Company reserves the right to issue shares of a new series of Preferred Stock which shall be convertible into non-voting Common Stock and/or Warrants in lieu of the issuance of the Shares and Warrants referenced in (a) and (b) above.

      (d) CLOSING DATE. The Closing of the purchase and sale of the Securities shall take place at 10:00 a.m. Eastern Daylight Time on the Closing Date set forth in Section 1(a) above, unless all conditions precedent to such Closing have been satisfied by the Parties prior to such date. The Closing shall take place at the offices of Gallagher, Briody & Butler in Princeton, New Jersey (or such other place as is mutually agreed to by the Company and the Buyer).

      (e) FORM OF PAYMENT. On or prior to the date provided in Section 1(a) above, the aggregate proceeds of the sale of the Securities to Buyer pursuant hereto for such Closing shall be deposited via wire transfer to the trust account of the Company's legal counsel described on Exhibit "A" attached hereto. In the event that the Closing does not occur as provided herein, the aggregate proceeds pertaining to such Closing shall be returned to the Buyer via wire transfer to an account designated by the Buyer.

      (f) FOREIGN OWNERSHIP REGULATIONS AND VOTING STATUS OF SHARES. In accordance with the Foreign Ownership Regulations (as defined below) and Article X, Section 3 of the Company's By-laws, the voting rights underlying the Shares and the Warrant Shares shall be suspended until the earlier of (i) the transfer of the Shares or Warrant Shares to a person who is a United States citizen or
(ii) the total number of shares of Common Stock owned or controlled by non-United States citizens is less than 24.99% and the Shares or Warrant Shares are eligible to be included on the Company's Foreign Stock Record in accordance with the Company's By-laws.

2. BUYER'S REPRESENTATIONS AND WARRANTIES

      The Buyer represents and warrants, severally and not jointly, that:

      (a) INVESTMENT PURPOSE. The Buyer is acquiring the Shares, the Warrants, the Additional Warrants and the Warrant Shares (together, the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

      (b) ACCREDITED INVESTOR STATUS. The Buyer is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

      (c) RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the representations and warranties OF Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities.

      (d) INFORMATION. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it has deemed material to making an informed investment decision regarding its purchase of the Securities, in each case which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk and the Buyer has the financial wherewithal to lose its entire investment and understands that it could lose its entire investment. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

      (e) NO GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. The Buyer understands and acknowledges that the Company has undertaken and will undertake no efforts to comply with any laws of any jurisdiction outside the United States relating to the issuance and sale of its securities except as may be provided herein.

      (f) RULE 144. The Buyer understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Buyer acknowledges that such Buyer is familiar with Rule 144, promulgated pursuant to the Securities Act ("Rule 144"), and that until the Securities are registered under the Securities Act, Rule 144 permits resales of the Securities only under certain circumstances. The Buyer understands that to the extent that Rule 144 is not available, the Buyer will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      (g) LEGENDS. The Buyer understands that until the Securities are registered under the Securities Act, the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

      The legend set forth above shall be removed from the Securities and the Company shall within two (2) business days issue replacement securities without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Securities are registered under the Securities Act or
(ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act. The legend set forth above shall be removed from the Securities and the Company shall issue a certificate without such legend to the holder of the Securities immediately upon the registration of the Securities under the Securities Act.

      (h) AUTHORIZATION, ENFORCEMENT. The Buyer has full power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and legally binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. All necessary corporate action has been taken with respect to the Buyer to authorize and approve this Agreement and Buyer is under no obligation to obtain any approval, consent, or other action from any third party in order for Buyer to consummate the transaction contemplated hereby.

      (i) RECEIPT OF DOCUMENTS. The Buyer and or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information provided by the Company or made available to the Buyer at the SEC Website (defined below); (iii) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the SEC on April 17, 2007; (iv) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2007 and June 30, 2007 as filed with the SEC on June 1, 2007 and August 20, 2007, respectively; and (v) written answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus. Buyer acknowledges and agrees that the Company's representations and warranties are limited to exclusively those expressly stated in this Agreement and exclude any and all statements made in any other business plan, prospectus, projections, memorandum or other document or in any oral communication.

      (j) DUE FORMATION OF CORPORATE AND OTHER BUYERS. If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

      (k) NO LEGAL ADVICE FROM THE COMPANY. The Buyer is not relying on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer that, except as set forth in the SEC Documents (as defined herein):

      (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

      (b) AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and any related agreements, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company,
(iv) this Agreement and any related agreements constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      (c) CAPITALIZATION. The authorized capital stock of the Company consists of 95,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock. As of October 1, 2007, the Company had 36,737,936 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of such outstanding shares of Common Stock and Preferred Stock have been duly authorized and are validly issued fully paid and nonassessable. Except as disclosed in the SEC Documents (as defined below) or the Disclosure Schedule attached hereto as Exhibit "C", no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents or the Disclosure Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (other than as provided herein) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. Except as set forth on the Disclosure Schedule, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. The Company has furnished to the Buyer or made available through the SEC's website at http://www.sec.gov (the "SEC Website") true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof and as of the Closing Date (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof and as of the Closing Date (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

      (d) ISSUANCE OF SECURITIES. The Securities to be issued at the Closing have been and will be duly authorized by all necessary corporate action and the Warrant Shares, when paid for and issued in accordance with the terms of the Warrants and the Additional Warrants, shall be validly issued and outstanding, fully paid and nonassessable, and the holders of the Warrant Shares, once issued, shall be entitled to all rights accorded to a holder of Common Stock. The Securities will be issued in compliance with all applicable federal and state securities laws.

      (e) NO CONFLICTS. Except as disclosed in the SEC Documents, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or
(ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s OTC Bulletin Board on which the Common Stock is to be quoted) applicable to the Company or by which any property or asset of the Company is bound or affected. Except as disclosed in the SEC Documents, the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in material violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. Except as disclosed in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

      (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has filed Post-Effective Amendments to Registration Statements on Form SB-2 on May 10, 2007 (SEC File Nos. 333-124262 and 333-134063, respectively), and filed corresponding 424(b)(3) prospectuses on May 15, 2007 in connection with such registration statements (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC Website, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (g) 10(B)-5. None of the representations and warranties in this Agreement, any certificate to be furnished to the Buyer at any Closing or the SEC Documents included (or will omit in the case of a Closing certificate) any untrue statements of material fact, or omits (or will include in the case of such Closing certificate to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

      (h) ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no claim action, suit, proceeding, arbitration, complaint, charge, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or to the Company's knowledge threatened against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or prospects or results of operations of the Company and its subsidiaries taken as a whole.

      (i) ACKNOWLEDGMENTS REGARDING BUYER'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Securities.

      (j) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

      (k) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

      (l) EMPLOYEE RELATIONS. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that relations with its employees are good.

      (m) INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses or is currently seeking to develop adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

      (n) ENVIRONMENTAL LAWS. The Company is, to the best of management's knowledge, (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in material compliance with all terms and conditions of any such permit, license or approval.

      (o) TITLE. Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

      (p) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonably prudent and customary in the business in which the Company is engaged. The Company has neither been refused any insurance coverage sought or applied for nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

      (q) REGULATORY PERMITS. The Company possesses or is in the process of applying for all material certificates, authorizations and permits issued or to be issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation, modification or denial of any such certificate, authorization or permit.

      (r) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (s) NO MATERIAL ADVERSE BREACHES, ETC. Except as set forth in the Disclosure Schedule or the SEC Documents, the Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company. Except as set forth in the Disclosure Schedule or the SEC Documents, the Company is not in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company.

      (t) TAX STATUS. Except as set forth in the Disclosure Schedule or the SEC Documents, the Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

      (u) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents or the Disclosure Schedule, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      (v) FEES AND RIGHTS OF FIRST REFUSAL. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

      (w) RELIANCE ON REPRESENTATIONS. The Company acknowledges that the Buyer is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Securities. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyer would not enter into this Agreement.

4. COVENANTS

      (a) BEST EFFORTS. Each party shall use its commercially reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

      (b) SALE OF SECURITIES; NOTICE FILING. The Company shall take any necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Buyers or subsequent holders pursuant to Regulation S as promulgated under the Securities Act, or any other notice filings as may be required by the SEC.

      (c) REPORTING STATUS. Until the date as of which the Buyer may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

      (d) FEES AND EXPENSES. Except as may be set forth elsewhere in this Agreement, the Company and the Buyer shall be solely responsible for the respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement.

      (e) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for general corporate and working capital purposes and repayment of a total of $1,700,000 of bridge loans to YA Global Investments, LP (formerly known as Cornell Capital Partners, LP).

      (f) RESERVATION OF SHARES. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Shares and the Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Shares or the Warrant Shares, the Company shall call and hold a special meeting of the shareholders within sixty (60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

      (g) LISTINGS OR QUOTATION. The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the Over-The-Counter Bulletin Board ("OTCBB") maintained by the National Association of Securities Dealers, Inc. The Company shall maintain the listing or quotation of the Common Stock for so long as the Buyer is the beneficial owner of any Securities.

      (h) FINANCIAL AND ACCOUNTING. For so long as Buyer is the beneficial owner of any Securities, the Company shall maintain customary internal accounting controls and methods in its business operations sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation or financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

      The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

      (a) The Buyer shall have executed this Agreement and delivered the same to the Company.

      (b) The Buyer shall have delivered to the Company the Purchase Price for the Securities in the amounts set forth in Section 1(a) above.

      (c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE

      The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

      (a) The Company shall have executed this Agreement and delivered the same to the Buyer.

      (b) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in
Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

      (c) The Company shall have executed and delivered to the Buyer the Shares, the Warrants and the Additional Warrants in the amount(s) set forth in Section 1 above.

      (d) The Buyer shall have received from Gallagher, Briody & Butler, counsel to the Company, an opinion, dated as of such Closing Date, in a form satisfactory to the Buyer.

      (e) The Secretary of the Company shall have delivered to the Buyer at each Closing a certificate certifying (i) the By-Laws of the Company and (ii) resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

      (f) The Company shall have provided to the Buyer a certificate of good standing from the Secretary of State of Delaware.

      (g) The Company shall have reserved out of its authorized and unissued Common Stock, shares of Common Stock to effect the issuance of all Warrant Shares then issuable.

7. REGISTRATION RIGHTS

      The Buyer (and certain assignees thereof) shall have registration rights as follows:

      (a) PARTICIPATION IN REGISTERED OFFERINGS. If the Company proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Buyer of its intention to do so. Upon the written request of the Buyer given within twenty (20) days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Shares or Warrant Shares (together, the "Registrable Securities") held by the Buyer requested to be registered; provided, that if the managing underwriter advises that less than all of the shares requested to be registered should be offered for sale so as not materially and adversely to affect the price or salability of such offering being registered by the Company, the Buyer (but not the Company to the extent it desires to include shares for its own account) shall reduce the number of its Registrable Securities to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than the Company) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section is referred to herein as the "Piggyback Registration".

      (b) OBLIGATIONS OF THE BUYER. It shall be a condition precedent to the obligation of the Company to register any Registrable Securities pursuant to this Section 7 that the Buyer shall furnish to the Company such information regarding the Registrable Securities held and the intended method of disposition thereof and other information concerning the Buyer as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company. If after a registration statement becomes effective the Company advises the Buyer that the Company considers it appropriate to amend or supplement the applicable registration statement, the Buyer shall suspend further sales of the Registrable Securities until the Company advises the Buyer that such registration statement has been amended or supplemented.

      (c) REGISTRATION PROCEEDINGS. Whenever the Company is required by the provisions of this Section 7 to effect the registration of the Registrable Securities under the Securities Act, the Company shall:

            (i) Prepare and promptly file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective within 90 days of filing and remain effective;

            (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

            (iii) Furnish to the Buyer and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

            (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as the Buyer may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (v) Notify the Buyer, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (vi) Notify the Buyer promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

            (vii) Prepare and promptly file with the SEC and promptly notify the Buyer of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any provision herein to the contrary, the Company shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to the Company.

      (d) EXPENSES. With respect to the inclusion of the Registrable Securities in a registration statement pursuant to this Section 7, all registration expenses, fees, costs and expenses of and incidental to such registration, shall be borne by the Company; provided, however, that the Buyer shall bear its own professional fees and pro rata share of the underwriting discounts and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing, and printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

      (e) INDEMNIFICATION OF THE BUYER. Subject to the conditions set forth below, in connection with any registration of the Registrable Securities pursuant to this Section 7, the Company agrees to indemnify and hold harmless the Buyer, any underwriter for the offering and each of their officers and directors and agents and each other person, if any, who controls Buyer or their underwriter (each, a "Buyer Indemnified Party"), within the meaning of Section 15 of the Securities Act, as follows:

            (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Buyer expressly for use in connection therewith or arising out of any action or inaction of the Buyer;

            (ii) Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company; and

            (iii) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Buyer Indemnified Party unless the Company shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such Buyer Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify the Company, if prejudicial in any material respect to the Company's ability to defend such claim, shall relieve the Company from its liability to the indemnified person under this Section 7(e), but only to the extent that the Company was prejudiced. The failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Buyer Indemnified Party in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Buyer Indemnified Party in the suit shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Buyer Indemnified Party reasonably believes that there may be available to it any defense or counterclaim different than those available to the Company or that representation of the Buyer Indemnified Party by counsel for the Company presents a conflict of interest for such counsel, then the Buyer Indemnified Party shall be entitled to defend such suit with counsel of its own choosing and the Company shall bear the fees, expenses and other costs of such separate counsel.

      (f) INDEMNIFICATION OF THE COMPANY. The Buyer agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls the Company and the underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 7(e) (i), (ii) and (iii) above; provided, however, that such indemnification by Buyer hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such Buyers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Buyer by or on behalf of such Buyer expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such Buyer in implementing such registered offering. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any Buyer, such Buyer shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to Buyer, by the provisions of Section 7(e). The person indemnified agrees to notify the Buyer promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

      (g) CONTRIBUTION. If the indemnification provided for in Sections 7(e) and 8(f) above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      (h) ASSIGNMENT OF REGISTRATION RIGHTS. The right to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Registrable Securities if: (a) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws and, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein (the foregoing a "Permitted Transferee").

8. ADDITIONAL RIGHTS OF BUYER

      (a) ANTI-DILUTION. In the event that the Company successfully completes a financing transaction during the 12 month period immediately following the Closing Date pursuant to which either (a) the purchase price per share of Common Stock (or its equivalent) is less than the Purchase Price as calculated on a per share basis, or (b) the investor in the subsequent financing receives warrant coverage more favorable than the warrant coverage provided to the Buyer herein, the Company shall issue to the Buyer additional shares of Common Stock or additional Warrants, as appropriate, to make equal the purchase price or warrant coverage provided to such subsequent investor.

      (b) RIGHT OF PARTICIPATION IN FUTURE OFFERINGS. During the two-year period immediately following the Closing Date, the Buyer shall have the option to participate in any financing transaction involving the Company's securities in an amount equal to an aggregate of 33% of the total gross proceeds received by the Company pursuant to such future offering. In the event that the Buyer elects to participate in such transaction, the closing of the Buyer's portion shall occur on identical terms and conditions and upon the same date as the Company's transaction with such future investor(s).

      (c) RIGHT TO APPOINT DIRECTOR NOMINEE. To the extent permissible under the Foreign Ownership Regulations (as defined below), the Company agrees to (a) increase the number of members of its Board of Directors by one additional member in accordance with Section 1 of Article III of the Company's By-Laws and
(b) fill such vacancy on the Board of Directors by appointing Buyer's nominee (the "Director Nominee"), as a member of the Board of Directors of the Company in accordance with Section 2 of Article III of the Company's By-Laws. The Company shall provide the Director Nominee the same financial or other information as is generally provided to the Company's other directors and officers at the same time that such other directors and officers receive such information. The Buyer and the Company acknowledge and agree that the Buyer's director nominee shall be required to pass a standard background check as is required by applicable Federal, State and local government agencies and departments having jurisdiction over the Company's business and activities.

9. AMENDMENTS TO CORPORATE GOVERNANCE DOCUMENTS

      (a) AMENDMENTS TO BY-LAWS. The Company agrees to take action to amend its By-laws on or before the 45th day following the Closing Date to provide that the following matters shall require the approval of a minimum of two-thirds (2/3) of all directors eligible to vote at a duly called meeting of the Company's Board of Directors (the "Board"):

            (i) Issuance, sale or other disposition of the Company's Common Stock, Warrants or other securities, or modification of common shareholders' rights except in the ordinary course of the Company's business such as (a) the issuance of securities to employees, management, officers, directors, consultants or other professionals, (b) the issuance of securities to finance fleet management; (c) expansion; (d) to finance day-to-day operational requirements not involving an equity capital raise, from time to time, as deemed necessary and appropriate by the Company's Board of Directors; and (e) the issuance of the Company's Common Stock upon the exercise or conversion of all convertible notes, warrants or other convertible securities issued and outstanding as of the date hereof including, but not limited to, all convertible debentures and warrants held by YA Global Investments, L.P. (formerly known as Cornell Capital Partners, LP);

            (ii) Any fundamental change in the Company's line of business or cessation of a material part of its existing business;

            (iii) Amendment of the Company's By-laws relating to Board committees or Board procedures.

            (iv)  Liquidation or dissolution of the Company; and

            (v)   Any declaration of bankruptcy.

      (b) The Company agrees to act in accordance with Section 9(a) prior to the By-Laws being so amended.

      (c) NOMINATING COMMITTEE. On or before the 45th day following the Closing Date, the Company agrees to take action to amend its Nominating Committee procedures to require that the Nominating Committee approval of any nominee as a director to the Company shall be unanimous. The Nominating Committee shall at all times include one of the Buyer's director nominees.

10. FOREIGN OWNERSHIP STATUS

      (a) The Buyer recognizes and acknowledges that the Company is subject to applicable Federal and State laws, including but not limited to 49 U.S.C. ss.ss. 40102(a) (15) and 41102 and U.S. Department of Transportation regulations and interpretations (collectively, the "Foreign Ownership Regulations"), that among other things, limit the ownership and control of the voting interest in the Company by non-U.S. citizens to no more than 24.99%. Non-U.S. citizens from countries with which the U.S. has an "Open Skies" bilateral agreement, such as Kuwait, may, however, own up to 49% of the "economic interest" in the Company. Non-U.S. citizens from countries with which the U.S. does not have an Open Skies bilateral agreement may not own more than 24.99% of the "economic interest" in the Company. As of the effective date of this Agreement, 24.7 percent of the voting interest and 33.05 percent of the economic interest of the Company is owned by non-U.S. citizens. Of the 33.05 percent of the economic interest held by non-U.S. citizens, 13.42 percent is held by non-U.S. Open Skies citizens and
19.63 percent is held by non-U.S., non-Open Skies citizens. The Buyer hereby agrees to provide the Company with no less than 60 days' written notice prior to any change in its citizenship status. The Buyer acknowledges and agrees that its voting rights underlying the Shares or the Warrant Shares may be suspended to prevent a violation of the Foreign Ownership Regulations, and that the Company will restore the Buyer's voting rights immediately once the non-U.S. and non-Open Skies economic interest in the Company falls within the levels required under the Foreign Ownership Regulations.

      (b) The Buyer further agrees that it will not exercise the Warrants to the extent such conversion or receipt of such interest payment would result in a violation of the Foreign Ownership Regulations.

11. GOVERNING LAW: MISCELLANEOUS

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

      (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

      (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      (e) ENTIRE AGREEMENT, AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      (f) NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:          U.S. Helicopter Corporation
                                6 East River Piers, Suite 216
                                Downtown Manhattan Heliport
                                New York, NY 10004
                                Attention:        John G. Murphy
                                Telephone:        212-248-2002
                                Facsimile:        212-248-0940

With a copy to:                 Gallagher, Briody & Butler
                                Princeton Forrestal Village
                                155 Village Blvd. - Suite 201
                                Princeton, NJ 08540
                                Attention:        Thomas P. Gallagher, Esq.
                                Telephone:        609-452-6000
                                Facsimile:        609-452-0090

      If to the Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

      (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

      (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      (i) SURVIVAL. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5 shall survive the Closing for a period of two (2) years following the Closing Date. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

      (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                     * * * *

      IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    COMPANY:

                                    U.S. HELICOPTER CORPORATION

                                    By: /s/ John G. Murphy
                                        ------------------
                                        John G. Murphy
                                        Chief Executive Officer and President

                                   SCHEDULE I

                                                               ADDRESS/FACSIMILE
      NAME OF BUYER                     SIGNATURE              NUMBER OF BUYER
-----------------------   -----------------------------------  -----------------
International Financial
Advisors, K.S.C.C.

                          /s/ Jassim J. Al-Bahar
                          ----------------------
                          Name:  Jassim J. Al-Bahar
                          Title: Chairman & Managing Director